NEW CONCEPT ENERGY, INC.

(formerly CabelTel International Corporation)

1755 Wittington Place, Suite 340
Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 18, 2008

Notice is hereby given that the Annual Meeting of stockholders (the (Annual Meeting() of New Concept Energy, Inc. (the (Company(), a Nevada corporation, will be held at 10:00 AM, local time on November 18, 2008 at Four Hickory Centre, 1755 Wittington Place, Suite 340, Dallas, TX 75234, to consider and vote upon the following matters:

1)	Election of five directors.
2)	The ratification of the selection of Swalm and Associates as the independent registered public accounting firm.
3)	Such other matters as may properly be presented at the Annual Meeting.

Only stockholders of record at the close of business on October 17, 2008 may vote at the meeting.

Even if you plan to attend the meeting, you are still requested to sign, date and return the accompanying proxy in the enclosed addressed envelope. If you attend, you may vote in person if you wish, even though you have sent your proxy.

October 17, 2008	By Order of the Board of Directors

Oscar Smith, Secretary

NEW CONCEPT ENERGY, INC.
(formerly CabelTel International Corporation)
1755 Wittington Place, Suite 340
Dallas, Texas 75234
(972)407-8400
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 18, 2008

New Concept Energy, Inc. is sending this proxy statement and the accompanying proxy card to the holders of Common Stock and Series B Preferred Stock in connection with a solicitation of proxies by the board of directors of the Company from the stockholders for use at the annual meeting of stockholders of the Company. We are mailing this proxy statement and the enclosed form of proxy beginning on or about October 17, 2008.

VOTING AND PROXY INFORMATION

Who May Vote

Holders of record of Common Stock and Series B Preferred Stock at the close of business on October 17, 2008 are entitled to receive notice of and to vote at the annual meeting. At the close of business on the record date there were outstanding 1,936,935 shares of Common Stock and 559 shares of Series B preferred Stock, the only outstanding securities of the Company entitled to vote at the annual meeting. The Common Stock is held by 438 stockholders of record. The Series B Preferred Stock is held by six stockholders of record.

Required Votes

Each holder of Common Stock or Series B Preferred stock is entitled to one vote per share. Such votes may be cast in person or by proxy. Under the rules of the American Stock Exchange (the “Exchange”), brokers holding shares for customers have authority to vote on certain matters when they have not received instructions from the beneficial owners and do not have such authority as to certain other matters. The Exchange rules allow member firms of the Exchange to vote on the Proposal without specific instructions from beneficial owners.

The directors will be elected by a plurality of the votes cast in person or by proxy. Therefore, in the election of directors stockholders may vote for the nominees or withhold authority of the proxy to vote for the nominees.

How to Vote

Votes may be cast in person at the annual meeting or by proxy using the enclosed proxy card. A facsimile of the proxy will be accepted. All shares of Common Stock and Series B Preferred Stock that are represented at the annual meeting by properly executed proxies received by the Company prior to or at the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions indicated in their proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted FOR the election as a director of the nominees listed herein.

Signed Proxies Can Be Revoked

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by filing with the Secretary of the Company, before the vote is taken at the annual meeting, a written notice of revocation bearing a date later than the date of the proxy, duly executing and delivering a subsequent proxy relating to the same shares or attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation should be sent to: Corporate Secretary, New Concept Energy, Inc., 1755 Wittington Place, Suite 340, Dallas, Texas 75234.

Expenses of Solicitation

The Company will bear the expense of this solicitation, including the reasonable costs incurred by custodians, nominees, fiduciaries and other agents in forwarding the proxy material to you. The Company will also reimburse brokerage firms and other custodians and nominees for their expenses in distributing proxy material to you. In addition to the solicitation made by this proxy statement, certain directors, officers and employees of the Company may solicit proxies by telephone and personal contact.

ELECTION OF DIRECTORS

Nominees

At the annual meeting, five directors will be elected to hold office until the next annual meeting of stockholders. The Company's bylaws, as amended, provide that directors are elected annually and that the number of directors constituting the board of directors will from time to time be fixed and determined by a vote of a majority of the Company's directors serving at the time of such vote. The board of directors is currently comprised of five members.

It is intended that the accompanying proxy, unless contrary instructions are set forth therein, will be voted for the election of the nominees for election as directors. If any nominee becomes unavailable for election to the board of directors, the persons named in the proxy may act with discretionary authority to vote the proxy for such other persons as may be designated by the board of directors. However, the board is not aware of any circumstances likely to render any nominee unavailable for election. Under Nevada law directors are elected by a plurality of the votes cast at the annual meeting, assuming a quorum is present. The presence of a majority of the outstanding shares of Common Stock and Series B preferred stock, voting as one class, will constitute a quorum. The shares held by each holder of Common Stock and Series B preferred Stock who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

The following information is available with respect to the persons who are the nominees for election at the annual meeting. All are incumbent directors and one is an executive officer of the Company. Included within the information below is information concerning the business experience of each such person during the past five years. The number of shares of Common Stock beneficially owned by each of the directors who own stock as of October 17, 2008 is set forth in "Stock Ownership."

Roz Campisi Beadle, age 51, (Independent) Director since December 2003

Ms. Beadle is Executive Vice President of Unified Housing Foundation and a licensed realtor. She has a background in public relations and marketing. Ms. Beadle is also extremely active in various civic and community services and is currently working with the Congressional Medal of Honor Society and on the Medal of Honor Host City Committee in Gainesville, Texas.

Gene S. Bertcher, age 59 (Affiliated) Director November 1989 to September 1996 and since June 1999

Mr. Bertcher was elected President and Chief Financial Officer effective November 1, 2004. From January 3, 2003 until that date he was also Chief Executive Officer. Mr. Bertcher has been Executive Vice President, Chief Financial Officer and Treasurer of the Company since November 1989. He has been a certified public accountant since 1973.

James E. Huffstickler, age 66, (Independent) Director since December 2003

Mr. Huffstickler has been Chief Financial Officer of Sunchase America, Ltd., a multi-state property management company, for more than the past five years. He is a graduate of the University of South Carolina and was formerly employed by Southmark Management, Inc., a nationwide real estate management company. Mr. Huffstickler has been a certified public accountant since 1976.

Dan Locklear, age 56 (Independent) Director since December 2003

Mr. Locklear has been chief financial officer of Sunridge Management Group, a real estate management company, for more than the past five years. Mr. Locklear was formerly employed by Johnstown Management Company, Inc. and Trammel Crow Company. Mr. Locklear has been a certified public accountant since 1981 and a licensed real estate broker in the State of Texas since 1978.

Victor L. Lund, age 80 (Independent) Director since March 1996

Mr. Lund founded Wedgwood Retirement Inns, Inc. in 1977, which became a wholly owned subsidiary of the Company in 1996. For most of Wedgwood’s existence Mr. Lund was Chairman of the Board, President and Chief Executive Officer, positions he held until Wedgwood was acquired by the Company. Mr. Lund is President and Chief Executive Officer of Wedgwood Services, Inc., a construction-services company not affiliated with the Company.

STOCK OWNERSHIP

The following table sets forth as of October 17, 2008 certain information with respect to all stockholders known by the Company to own beneficially more than 5% of the outstanding Common Stock as well as information with respect to the Company's Common Stock owned beneficially by each director, director nominee and current executive officer whose compensation from the Company in 2007 exceeded $100,000, and by all directors and executive officers as a group. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned.

	Common Stock
Name of Beneficial Owner	No. of Shares	Percent of Class*
UCR Energy, LLC(3)	950,000	49.05%
Syntek Acquisition Corporation(3)(5)	395,080	20.39%
HKS Investment Corporation(1)	108,994	5.63%
Gene S. Bertcher(2)	71,811	3.71%
TacCo Financial, Inc.(3)(4)	500	**
Roz Campisi Beadle	100	**
James E. Huffstickler	—	—
Dan Locklear	—	—
Victor L. Lund	—	—
All executive officers and directors as a group (five persons)*	71,911	3.71%

_______________________

*	Based on 986,939 shares of Common Stock outstanding at November 8, 2007.

**	less than 1%

1)

Consists of 108,994 shares of Common Stock owned by HKS Investment Corporation (“HKS”). According to an original statement on Schedule 13D dated January 9, 2006, the group consists of HKS, David Hensel, John Kellar and Marshall Stagg, each of whom are deemed to be the beneficial owner of all 108,994 shares. Hensel is stated to be a shareholder, director and president of HKS. Kellar is a shareholder, director and vice president and treasurer of HKS and Stagg is a shareholder, director and secretary of HKS..

2)	Consists of 71,811 shares of Common Stock owned by Mr. Bertcher.
3)

Based on a Schedule 13D, amended August 19, 2008, filed by each of these entities and by Gene E. Phillips, an individual, each of these entities owns of record the number of shares set forth for such entity in the table. The Schedule 13D indicates that these entities, Mr. Phillips and four entities: TacCo Financial, Inc., Syntek Acquisition Corp., its parent Syntek West, Inc. and URC Energy, LLC, the sole member of which is Syntek West, Inc., collectively, may be deemed a “Person” within the meaning of Section 13d of the Securities Exchange Act of 1934.

4)

Consists of 500 shares of Common Stock. Officers and Directors of TacCo Financial, Inc. (“TFI”) are J.T. Tackett, Director, Chairman and CEO; J.T. Tackett, Director, President and Treasurer. TFI’s stock is owned by Electrical Networks, Inc. (75%) and Starr Investments (25%).

5)

Consists of 395,080 shares of Common Stock owned by Syntek Acquisition Corporation. Officers and Directors of Syntek Acquisition Corporation are Gene E. Phillips, Director, Chairman, President and Chief Executive Officer and R. Neil Crouch II, Director, Vice President, Treasurer and Secretary.

EXECUTIVE COMPENSATION

The following tables set forth the compensation paid by the Company for services rendered during the fiscal years ended December 31, 2007, 2006, and 2005 to the Chief Executive Officer of the Company and to the other executive officers of the Company whose total annual salary in 2007 exceeded $100,000, the number of options granted to any of such persons during 2006 and the value of the unexercised options held by any of such persons on December 31, 2007.

Summary Compensation Table

Name and Principal Position	Year	Annual Compensation- Salary	Long Term Compensation- Number of Shares of Common Stock Underlying Options	All Other Compensation
Gene S. Bertcher, President Chief Financial Officer and until 11/1/04, Chairman and Chief Executive Officer	2007 2006 2005	$ 186,000 186,000 186,000	— — —	$ — — —

Option Grants Table
(Option Grants in Last Fiscal Year)

Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share	Expiration Date

NONE

Aggregated Option Exercises in Last Fiscal
Year and FY-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 2002 FY-End Exercisable Unexercisable	Value of Unexercised In-the-Money Options at 2002 FY-End Exercisable Unexercisable

NONE

Stock Option Plan.

The Board of Directors administers the Company’s 1997 Stock Option Plan (the “1997 Plan”) and the 2000 Stock Option Plan (the “2000 Plan”) each of which provides for grants of incentive and non-qualified stock options to the Company’s executive officers, as well as its directors and other key employees, and consultants. Under the two Plans, options are granted to provide incentives to participants to promote long-term performance of the Company and, specifically, to retain and motivate senior management in achieving a sustained increase in stockholder value. Currently, none of the Plans has a pre-set formula or criteria for determining the number of options that may be granted. The exercise price for an option granted is determined by the Compensation Committee, in an amount not less than 100 percent of the fair market value of the Company's Common Stock on the date of grant. The Compensation Committee reviews and evaluates the overall compensation package of the executive officers and determines the awards based on the overall performance of the Company and the individual performance of the executive officers. The Company’s stock plans total 50,000 shares of Common Stock under the 1997 Plan and 50,000 shares of Common Stock under the 2000 Plan. Options have been granted for all shares reserved under the 1997 Plan and 10,000 shares for the 2000 Plan.

Compensation of Directors

The Company pays each non-employee director a fee of $2,000 per quarter. Directors who are employees of the Company receive no additional compensation for service as a director.

REPORT OF INDEPENDENT DIRECTORS ON COMPENSATION

The compensation paid to the Company(s executive officers is reviewed and approved annually by the independent members of the board of directors acting as the Company(s Compensation Committee. In addition to approving annual compensation for the Company(s executive officers, the independent directors approve any incentive awards for executive officers and other key employees, any stock option grants and additional benefits.

The Company(s compensation philosophy is to attract, retain and reward executives who have shown they are capable of leading the Company in achieving its business objectives and performance goals. These objectives include preserving and increasing the Company(s asset value; positioning the Company(s operations in geographic markets offering long term, profitable growth opportunities and preserving and enhancing shareholder value and keeping the Company competitive in its marketing and operations.

The board of directors determined that the primary forms of executive compensation should be the incentive system discussed above. The Company(s performance is a key consideration (to the extent that such performance can be fairly attributed or related to an executive(s performance) and each executive(s responsibilities and capabilities are key considerations. The independent directors strive to keep executive compensation competitive for comparable positions in other corporations where possible. In addition, the Compensation Committee believes in equity compensation wherein executives will be additionally rewarded based on increasing the Company(s shareholder value. Base salaries are predicated on a number of factors, including:

•	recommendation of the Chief Executive Officer;
•	knowledge of similarly situated executives at other companies;
•	the executive(s position and responsibilities within the Company;
•	the board of directors( subjective evaluation of the executive(s contribution to the Company(s performance;
•	the executive(s experience and
•	the term of the executive(s tenure with the Company.

Independent Directors

Roz Campisi Beadle

James Huffstickler

Dan Locklear

Victor L. Lund

AUDIT COMMITTEE REPORT

The Audit Committee(s duties and (charter,( adopted by the board of directors on December 9, 1991 and reaffirmed in 2007 are to make recommendations for the accounting firm to serve as the Company(s independent auditors, consult with the Company(s independent auditors with regard to any audit plan adopted by the Company, review the Company(s financial statements with the management and the independent auditors prior to publication, determine that no restrictions are placed by management on the scope of implementation of the independent auditors( function and performing such other functions as shall be appropriate to the effective discharge of all such duties and responsibilities. A copy of the Audit Committee’s “charter” is attached to this proxy.

In accordance with the charter of the Audit Committee, all of the members of the Audit Committee are independent pursuant to the American Stock Exchange listing standards and are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise. The Audit Committee, on behalf of the Board, oversees the Company(s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with the Company the audited financial statements and the footnotes thereto in the Annual Report on Form 10-K and discussed with the Company the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed and discussed with the outside auditor its judgments as to the quality, not just the acceptability of the Company(s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company(s outside auditor under generally accepted auditing standards. The Audit Committee discussed with the outside auditor the outside auditor(s independence required by the Independence Standards Board to be made by the outside auditor to the Company. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

Audit Committee

Dan Locklear

Jim Huffstickler

Victor Lund

FINANCIAL INFORMATION

Financial Statement

The consolidated financial statements and auditor(s report, the management discussion and analysis of financial condition and results of operations, information concerning the quarterly financial data for the fiscal year ended December 31, 2007 and other information are included in the Company(s Annual Report on Form 10-K which was mailed to shareholders on April 30, 2008.

Independent Auditors

The board, in accordance with the recommendation of its Audit Committee, chose the firm of Farmer, Fuqua & Huff, P.C. ((FF&H() as independent auditors for the Company on February 9, 2004. FF&H conducted the 2007 annual audit of the Company at a cost to the Company of $27,500.

At a meeting in October 2008, the Board of Directors, on the recommendation of the Audit Committee, selected Swalm & Associates to perform the Company’s 2008 audit.

Representatives of Swalm & Associates are expected to be present and to be available to respond to appropriate questions at the annual meeting. They have the opportunity to make a statement if they desire to do so; they have indicated that, as of this date, they do not.

Audit Fees

The following table sets forth the aggregate fees for professional services rendered to the Company for the years 2007 and 2006 by the Company’s principal accounting firm Farmer, Fuqua & Huff, P.C.

Type of Fees	2007	2006
Audit Fees	$17,000	$106,046
Tax Fees	6,540	9,625
All Other Fees	—	—
Total Fees	$23,540	$115,671

All services rendered by the principal auditors are permissible under applicable laws and regulations and were pre-approved by either of the Board of Directors or the Audit Committee, as required by law. The fees paid to principal auditors for services described in the above table fall under the categories listed below:

Audit Fees. These are fees for professional services performed by the principal auditor for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q filings and services that are normally provided in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. These are fees for assurance and related services performed by the principal auditor that are reasonably related to the performance of the audit or review of the Company’s financial statements. These services include attestations by the principal auditor that are not required by statute or regulation and consulting on financial accounting/reporting standards.

Tax Fees. These are fees for professional services performed by the principal auditor with respect to tax compliance, tax planning, tax consultation, returns preparation and reviews of returns. The review of tax returns includes the Company and its consolidated subsidiaries.

All Other Fees. These are fees for other permissible work performed by the principal auditor that does not meet the above-category descriptions.

These services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the principal auditor’s core work, which is the audit of the Company’s consolidated financial statements.

Financial Information Systems Design and Implementation Fees

FF&H rendered no professional services to the Company in 2007 or 2006 with respect to financial information systems design and implementation.

The Audit Committee considers that the services rendered by FF&H are compatible with maintaining FF&H(s independence in conducting the Company(s audit.

Certain Relationships and Related Transactions

The following paragraphs describe certain transactions between the Company and any stockholder beneficially owning more than 5% of the outstanding Common Stock of the Company, the executive officers and directors of the Company, director nominees and members of the immediate family or affiliates of any of them, which occurred since the beginning of the 2005 fiscal year.

The Company leases approximately 5,000 square feet of office space at a market rate of $24 per square foot. The landlord, Art Four Hickory Corporation, was a wholly owned subsidiary of TacCo Financial, Inc., which is a shareholder in the Company. In September 2007, the building was sold to third parties.

On November 1, 2007, a wholly owned subsidiary of New Concept Energy, Inc. entered into an agreement with Source Rock Energy of Arkansas, LLC, a Nevada limited liability company (“SRA”), a related party, to acquire 1,712 net acres of mineral leasehold interests in four separate sections of land in the Fayetteville Shale area of Arkansas in exchange for the issuance of a promissory note. The acquisition price was $4,000 per net acre payable on December 31, 2010 with interest at 9.5% per annum. The subsidiary also acquired two separate options to acquire additional leasehold interests of 1,815 net acres and 583 net acres in the same county in Arkansas at the same price of $4,000 per net acre.

At the time of the acquisition it was the Company’s intention, subject to the availability of funds, to develop and drill gas wells on the acreage however an opportunity developed where the Company could sell the mineral rights to an independent third party for cash.

On May 9, 2008 the company exercised its options to acquire the additional 2,398 acres and completed a sale of all its 4,112 acres of mineral rights. The company received cash and recorded income before taxes of $16,440,000.

On March 18, 2008, the Company completed the sale of 950,000 newly registered shares of its common stock to URC Energy, LLC (“URC”) for $3.00 per share, or $2,850,000. This brought total shares of common stock outstanding to 1,969,939 shares and gave URC 49.05% of the outstanding shares of the Company’s common stock. URC is a related party. As a group, related parties control approximately 69% of the Company’s issued and outstanding common stock.

It is the policy of the Company that all transactions between the Company and any officer or director, or any of their affiliates, must be approved by a majority of independent members of the board of directors of the Company. All of the transactions described above were so approved.

Board Committees

The Board of Directors held six meetings during 2007. No incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board during the period for which he or she had been a director, and (ii) the total number of meetings held by all Committees of the Board on which he or she served during the period that he or she served.

The Board of Directors has standing Audit, Compensation and Governance and Nominating Committees. The Audit Committee Charter is part of this proxy. The charters of the remaining committees are available on the Company’s web site, www.newconceptenergy.com, and are also available in hard copy form through a written request to the Company’s Investor Relations Department at the address on page one of this proxy.

The current Audit Committee was formed on December 12, 2003, and its function is to review the Company’s operating and accounting procedures. A Charter of the Audit Committee was adopted by the Board in December 1991, and reaffirmed in December 2007. That charter is attached to this Proxy.

The current members of the Audit Committee, all of whom are independent within the SEC regulations, the listing standards of the AMEX, and the Company’s Corporate Governance Guidelines are Messrs. Locklear (Chairman), Huffstickler and Lund. Mr. Dan Locklear, a member of the Committee is qualified as an Audit Committee financial expert within the meaning of SEC regulations, and the Board has determined that he has the accounting and related financial management expertise within the meaning of the listing standards of the AMEX. The Audit Committee met once in 2007.

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to the corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, the Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance and self-evaluation. The Charter of the Governance and Nominating Committee was adopted on October 20, 2004. The members of the Committee are Messrs. Huffstickler (Chairman) and Lund and Ms. Beadle. The Governance and Nominating Committee held one meeting in 2007 at which it reviewed its charter and obligations for the coming year at its December 2007 meeting.

The Board has also formed a Compensation Committee of the Board of Directors, adopted a Charter for the Compensation Committee on October 20, 2004, and selected Ms. Beadle (Chairman) and Messrs. Huffstickler and Locklear as members of such Committee. The Compensation Committee has held one meeting in 2007 at which it reviewed its charter and obligations for the coming year at its December 2007 meeting.

The members of the Board of Directors on the date of this Report and the Committees of the Board on which they serve are identified below:

Director	Audit Committee	Governance and Nominating Committee	Compensation Committee
Roz Campisi Beadle		X	Chairman
Gene S. Bertcher
James E. Huffstickler	X	Chairman	X
Dan Locklear	Chairman		X
Victor L. Lund	X	X

During October 2004, the Board adopted its Corporate Governance Guidelines. The Guidelines adopted by the Board meet or exceed the new listing standards adopted during the year by the AMEX. Pursuant to the Guidelines, the Board undertook its annual review of director independence, and during this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates, including those reported under Certain Relationships and Related Transactions below. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of such review was to determine whether such relationships or transactions were inconsistent with the determination that the director is independent.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or upon written representations received by the Company, the Company is not aware of any failure by any director, officer or beneficial owner of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission, on a timely basis, any Form 3, 4 or 5 relating to 2007.

ANNUAL REPORT

The annual report to stockholders, including consolidated financial statements, for the year ended December 31, 2007 was mailed to shareholders April 30, 2008. The annual report is not a part of the proxy solicitation material. The annual report is the Company(s Form 10-K for 2006, including the financial statements and schedules, as filed with the Securities Exchange Commission. A stockholder may request copies of any exhibit to the Form 10-K and the Company will charge a fee to cover expenses to prepare and send any exhibits. You may request these from: Corporate Secretary, New Concept Energy, Inc., 1755 Wittington Place, Suite 340, Dallas, Texas 75234.

OTHER MATTERS

The board of directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented to the annual meeting by others. In the event that other matters properly come before the annual meeting or any adjournments thereof it is intended that the persons named in the accompanying proxy and acting there under will vote in accordance with their best judgment.

DEADLINE FOR SUBMISSION
OF PROPOSALS TO BE PRESENTED
AT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Any stockholder who intends to present a proposal at the 2009 annual meeting of stockholders must file such proposal with the Company by January 1, 2009 for possible inclusion in the Company's proxy statement and form of proxy relating to the meeting.

October 17, 2008	By Order of the Board of Directors

Oscar Smith, Secretary

NEW CONCEPT ENERGY, INC.

AUDIT COMMITTEE

CHARTER

1.	PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors

(the “Board”) to assist the Board in fulfilling its responsibilities to the Company’s stockholders, the investment community and securities regulatory authorities.

The Committee shall aid in monitoring

•	the integrity of the financial statements of the Company

•	the compliance by the Company with legal and regulatory requirements and

•	the independence and performance of the Company’s internal and external auditors

2.	COMPOSITION

The Committee shall meet the independence and experience requirements of the American Stock Exchange. The number of directors that comprise the Committee shall be a minimum of three independent directors.

3.	RESPONSIBILITIES AND DUTIES

The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Committee shall make regular reports to the Board.

To fulfill its responsibilities and duties, the Committee shall:

1.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2.

Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

3.

Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

4.	Review with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q.

5.	Meet periodically with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

7.	Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

8.	Approve the fees to be paid to the independent auditor.

9.

Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

10.	Evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

11.	Review the appointment and replacement of the senior internal auditing executive.

12.	Review the significant reports to management prepared by the internal auditing department and management responses.

13.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

14.	Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

15.

Obtain reports from management, the Company’s senior internal auditing executive and the independent auditor that the Company’s subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct.

16.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

17.

Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

(b)	Any changes required hi the planned scope of the internal audit.

(c)	The internal audit department responsibilities, budget and staffing.

18.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

19.	Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct.

20.

Review with the Company’s outside counse1 legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

21.	Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

IV.	RELIANCE ON MANAGEMENT, INTERNAL AUDIT AND INDEPENDENT AUDITORS

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duly of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

V.	CONCLUSION

In discharging its responsibilities, the policies and procedures of the Committee will remain flexible in order to react to changing circumstances and to assure the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

New Concept Energy, Inc.

(formerly CabelTel International Corporation)

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders of New Concept Energy, Inc. (the “Company”), to be held at 1755 Wittington Place, Third Floor, Dallas, Texas 75234, on November 18, 2008, beginning at 10:00 AM., Dallas Time, and the proxy statement in connection therewith and appoints Gene S. Bertcher and Oscar Smith, and each of them, the undersigned's proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock and Series B Preferred Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the meeting and at any adjournment thereof.

The undersigned directs that the undersigned's proxy be voted as follows:

1.	ELECTION OF [ ] FOR all nominees [ ] WITHHOLD AUTHORITY
DIRECTORS	listed below (except as marked	to vote for the
	to the contrary below)	nominees listed below

Nominees: Roz Campisi Beadle, Gene S. Bertcher, James E. Huffstickler, Dan Locklear, Victor L. Lund

(Instruction: To withhold authority to vote any individual nominee, write that nominee(s name on the line provided below.)

___________________________________________________________________________________________

2.	RATIFICATION OF THE SELECTION OF SWALM AND ASSOCIATES AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2008 AND ANY INTERIM PERIOD.
[	]	FOR	[	]	AGAINST	[	]	ABSTAIN

3.	IN THE DISCRETION OF THE PROXIES, ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.
[	]	FOR	[	]	AGAINST	[	]	ABSTAIN

This proxy will be voted as specified above. If no specification is made, this proxy will be voted for the election of the director nominees in item 1 above.

The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the Common Stock or Series B Preferred Stock of the Company and hereby ratifies and confirms all that the proxies, their substitutes, or any of them may lawfully do by virtue hereof.

If more than one of the proxies named shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

Please date, sign and mail this proxy in the enclosed envelope. No postage is required.

Date _______________________, 2008

                 ______________________________

Signature of Stockholder

                                                                                                                                                ______________________________

Signature of Stockholder

Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer.